Exhibit 99.3

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME
THE COMPANY NAME INC. - COMMON	SHARES	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1	Approval of the Agreement and Plan of Merger, dated as of June 17, 2015, as amended by Amendment No. 1, dated as of July 1, 2015 (as it may be further amended from time to time), by and among Allergan plc, Keto Merger Sub, Inc. and KYTHERA Biopharmaceuticals, Inc. (the “Merger Proposal”)	☐	☐	☐

2	Approval of the adjournment of the special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the Merger Proposal	☐	☐	☐

3	Approval, on a non-binding, advisory basis, of the compensation to be paid to KYTHERA Biopharmaceuticals, Inc.’s named executive officers that is based on or otherwise relates to the Merger	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

SHARES
		JOB #			CUSIP #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date	SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is/are available at www.proxyvote.com.

KYTHERA BIOPHARMACEUTICALS, INC. Special Meeting of Stockholders
[●], 2015 [●]
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John W. Smither and Keith L. Klein, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of KYTHERA BIOPHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [●], PDT on [●], 2015, at [●], and any adjournment or postponement thereof, on all matters set forth on the reverse side and in its/their discretion upon such other matters as may properly come before the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side